Exhibit 4.3

CONSENT OF INDEPENDENT AUDITOR

We hereby consent to the incorporation by reference in Suncor Energy Inc.’s Registration Statement on Form F-80 dated February 22, 2016 (the “Registration Statement”), of our report, dated February 24, 2015 on the consolidated balance sheets of Suncor Energy Inc. as at December 31, 2014 and December 31, 2013 and the consolidated statements of comprehensive income, changes in shareholders’ equity and cash flows for each of the years in the two-year period ended December 31, 2014, and the effectiveness of internal control over financial reporting of Suncor Energy Inc. as of December 31, 2014, which appears in Suncor Energy Inc.’s Annual Report on Form 40-F for the year ended December 31, 2014.

We also consent to the references to our firm name in the documents incorporated by reference in the Registration Statement and under “Auditors, Reserves and Resources Evaluators, Transfer Agent and Registrar” in the Circular that forms a part of the Registration Statement.

/s/ PricewaterhouseCoopers LLP
Chartered Professional Accountants

Dated: February 22, 2016

Calgary, Alberta

CANADA